EXHIBIT 99.1

Franchise Group, Inc. Announces Fourth Quarter and Full Fiscal Year 2020 Financial Results

ORLANDO, Fla., March 10, 2021 (GLOBE NEWSWIRE) -- Franchise Group, Inc. (NASDAQ: FRG) (“Franchise Group” or the “Company”) today announced the results of its fourth quarter and fiscal year ended December 26, 2020. For the fourth quarter of 2020, total reported revenue for Franchise Group was $496.3 million, net loss was $4.2 million or $0.12 per share, Adjusted EBITDA was $28.8 million and Supplemental Information encompassing cost synergies and other acquisition impacts was $5.2 million.

For the full fiscal year 2020, total reported revenue for Franchise Group was $2.15 billion, net income was $25.1 million or $0.70 per share, and Adjusted EBITDA was $227.6 million with Supplemental Information of $32.4 million. Adjusted EBITDA in the fourth quarter was reduced by approximately $1 million from the previously reported Buddy’s refranchising transaction completed in November 2020.

Brian Kahn, Franchise Group’s President and CEO stated, “Our management teams, associates and franchisees overcame challenging obstacles in 2020 and adapted in a manner that has strengthened our brands and positioned them favorably for the future. In the fourth quarter of 2020, we continued to enhance our cash flow by driving revenue and cost synergies from an increasingly diverse set of operating brands. We expect to carry this momentum into 2021.”

The Company has four reportable segments: American Freight; The Vitamin Shoppe; Liberty Tax and Buddy’s. The following table summarizes Revenue, Net Income/(Loss), Adjusted EBITDA and Supplemental Information for each of these segments. A reconciliation of Adjusted EBITDA to Net Income/(Loss), the most comparable GAAP measure, is included below under “Non-GAAP Financial Measures and Key Metrics.”

	For the Three Months				For the Twelve Months
	Ended December 26, 2020				Ended December 26, 2020
		Adjusted	Supplemental	Net		Adjusted	Supplemental	Net
	Revenue	EBITDA	Information	Income/(Loss)	Revenue	EBITDA	Information	Income/(Loss)

	(In thousands)				(In thousands)
American Freight	214.0	18.9	2.9	(9.0)	896.4	89.6	25.6	(29.3)
Vitamin Shoppe	255.4	15.7	2.3	8.2	1,036.0	77.8	9.2	(7.4)
Liberty Tax	4.8	(12.4)	-	(16.2)	122.8	37.0	-	18.1
Buddy's	22.1	7.8	-	4.1	97.3	26.9	-	2.3
Corporate	-	(1.2)	-	8.6	-	(3.7)	(2.4)	43.5
Total	$496.3	$28.8	$5.2	$(4.2)	$2,152.5	$227.6	$32.4	$27.2

Outlook

For the fiscal year 2021, the Company expects revenue of $3.0 - $3.1 billion, net income of at least $40 million or $1.00 per share, Adjusted EBITDA of at least $310 million and Non-GAAP EPS of at least $3.25 per share. In calculating EPS, the Company is using 40 million weighted average shares outstanding. Non-GAAP EPS is calculated by adding the tax effected impact of adjustments to EBITDA to net income on a per share basis. In calculating Non-GAAP EPS, the Company is currently using an effective tax rate of 26%. Actual cash taxes are expected to be minimal in 2021.

In formulating guidance, the Company is: (i) removing Liberty Tax since it is expected to become a discontinued operation in 2021; (ii) including Pet Supplies Plus from March 10, 2021, the acquisition date; (iii) excluding approximately $10 million of Adjusted EBITDA generated by Pet Supplies Plus in 2021 prior to March 10, 2021; (iv) including the impact of the 47 store Buddy’s refranchising transaction in November 2020 which equates to a reduction of approximately $6 million of Adjusted EBITDA annually; and (v) excluding the impact of any additional acquisitions, divestitures or refranchising activity.

The Company does not provide quantitative reconciliation of forward-looking, Non-GAAP financial measures such as forecasted Adjusted EBITDA or Supplemental Information to the most directly comparable GAAP financial measure because it is difficult to reliably predict or estimate the relevant components without unreasonable effort due to future uncertainties that may potentially have significant impact on such calculations, and providing them may imply a degree of precision that would be confusing or potentially misleading. Supplemental Information adjustments represent realized and unrealized synergies consistent with the Company’s credit agreement. Estimates exclude potential acquisitions, divestitures or refranchising activities. See “Non-GAAP Financial Measures and Key Metrics.”

Conference Call Information
Franchise Group will conduct a conference call on March 10th at 4:30 P.M. ET to discuss its business, review financial results for the fourth quarter of 2020 and discuss its outlook for 2021. A real-time webcast of the conference call will be available on the Events page of Franchise Group’s website at www.franchisegrp.com. The conference call can also be accessed live via telephone at (877) 784-1793. The passcode is 2193847. Please dial in 5-10 minutes prior to the scheduled start time.

About Franchise Group, Inc.
Franchise Group is an owner and operator of franchised and franchisable businesses that continually looks to grow its portfolio of brands while utilizing its operating and capital allocation philosophies to generate strong cash flow for its shareholders. Franchise Group’s business lines include Pet Supplies Plus, American Freight, The Vitamin Shoppe, Buddy’s Home Furnishings, and Liberty Tax Service. On a combined basis, Franchise Group currently operates over 4,600 locations predominantly located in the U.S. and Canada that are either Company-run or operated pursuant to franchising agreements.

FRANCHISE GROUP, INC. AND SUBSIDIARIES
Consolidated Balance Sheets

(In thousands, except share count and per share data)	December 26, 2020	December 28, 2019
Assets	(Unaudited)	(Audited)
Current assets:
Cash and cash equivalents	$151,502	$39,581
Current receivables, net	90,610	79,693
Inventories, net	302,307	300,312
Other current assets	20,772	20,267
Total current assets	565,191	439,853
Property, equipment, and software, net	143,506	150,147
Non-current receivables, net	16,689	18,638
Goodwill	456,977	134,301
Intangible assets, net	134,695	77,590
Operating lease right-of-use assets	510,875	462,610
Other non-current assets	9,728	15,406
Total assets	$1,837,661	$1,298,545
Liabilities and Stockholders Equity
Current liabilities:
Current installments of long-term obligations	$105,388	$218,384
Current operating lease liabilities	131,690	107,680
Accounts payable and accrued expenses	265,016	158,995
Other current liabilities	36,879	16,409
Total current liabilities	538,973	501,468
Long-term obligations, excluding current installments	468,655	245,236
Non-current operating lease liabilities	407,014	394,307
Other non-current liabilities	37,852	5,773
Total liabilities	1,452,494	1,146,784

Stockholders equity:
Common stock, $0.01 par value per share, 180,000,000 and 180,000,000 shares authorized, 40,092,260 and 18,250,225 shares issued and outstanding at December 26, 2020 and December 28, 2019, respectively	401	183
Preferred stock, $0.01 par value per share, 20,000,000 and 20,000,000 shares authorized, 1,250,000 and 1,886,667 shares issued and outstanding at December 26, 2020 and December 28, 2019, respectively	13	19
Additional paid-in capital	382,383	108,339
Accumulated other comprehensive loss, net of taxes	(1,399)	(1,538)
Retained earnings	3,769	18,388
Total equity attributable to Franchise Group, Inc.	385,167	125,391
Non-controlling interest	-	26,370
Total equity	385,167	151,761
Total liabilities and equity	$1,837,661	$1,298,545

FRANCHISE GROUP, INC. AND SUBSIDIARIES
Consolidated Statements of Operations (Unaudited)

	Three Months Ended	Twelve Months Ended	Transition Period from 5/1/2019 -
(In thousands, except share count and per share data)	December 26, 2020	December 26, 2020	December 28, 2019
Revenues:
Product	$458,985	$1,899,662	$96,139
Service and other	24,067	188,575	29,735
Rental	13,267	64,267	23,636
Total revenues	496,319	2,152,504	149,510
Operating expenses:
Cost of revenue:
Product	273,734	1,136,054	71,820
Service and other	14	2,149	768
Rental	4,578	21,905	8,661
Total cost of revenue	278,326	1,160,108	81,249
Selling, general, and administrative expenses	218,604	916,274	173,860
Total operating expenses	496,930	2,076,382	255,109
Income (loss) from operations	(611)	76,122	(105,599)
Other expense:
Other	106	(5,187)	37
Interest expense, net	(18,109)	(101,751)	(9,349)
Income (loss) before income taxes	(18,614)	(30,816)	(114,911)
Income tax expense (benefit)	(14,409)	(57,970)	(10,445)
Net income (loss)	(4,205)	27,154	(104,466)
Less: Net (income) loss attributable to non-controlling interest	-	(2,090)	36,039
Net income (loss) attributable to Franchise Group, Inc.	$(4,205)	$25,064	$(68,427)

Net income (loss) per share of common stock:
Basic	$(0.12)	$0.70	$(4.11)
Diluted	(0.12)	0.70	(4.11)

Weighted-average shares outstanding:
Basic	40,086,720	34,531,362	16,669,065
Diluted	40,086,720	34,971,935	16,669,065

FRANCHISE GROUP, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows (Unaudited)

	Twelve Months Ended	Transition Period from 5/1/2019 -
(In thousands)	December 26, 2020	December 28, 2019
Operating Activities
Net (loss) income	$27,154	$(104,466)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Provision for doubtful accounts	5,930	4,751
Depreciation, amortization and impairment charges	62,543	32,401
Amortization of deferred financing costs	30,635	319
Loss on disposal of fixed assets	85	900
Stock-based compensation expense	9,484	3,102
Loss (gain) on bargain purchases and sales of Company-owned offices	(4,133)	(1,106)
Deferred income taxes	1,092	(9,275)
Change in
Accounts, notes, and interest receivable	(19,811)	(226)
Income taxes	(8,059)	(2,012)
Other assets	(5,573)	27,038
Accounts payable and accrued expenses	23,927	(4,414)
Inventory	97,681	10,134
Deferred revenue	20,537	1,369
Net cash provided by (used in) operating activities	241,492	(41,485)
Investing Activities
Issuance of operating loans to franchisees and area developers	(34,136)	(22,483)
Payments received on operating loans to franchisees and area developers	50,291	827
Purchases of Company-owned offices, area developer rights, and acquired customer lists	(6,587)	(3,491)
Proceeds from sale of Company-owned offices and area developer rights	36,349	279
Acquisition of business, net of cash acquired	(353,423)	(317,251)
Proceeds from sale of property, equipment, and software	1,224	-
Purchases of property, equipment, and software	(34,931)	(1,136)
Net cash used in investing activities	(341,213)	(343,255)
Financing Activities
Proceeds from the exercise of stock options	520	2,202
Dividends paid	(29,350)	-
Non-controlling interest distribution	(4,716)	-
Repayment of other long-term obligations	(505,486)	(13,054)
Borrowings under revolving credit facility	184,665	129,260
Repayments under revolving credit facility	(235,614)	(25,403)
Issuance of common stock	198,004	96,143
Issuance of preferred stock	29,482	-
Tender offer		(47,229)
Payment for debt issue costs	(16,865)	(15,071)
Issuance of debt	586,000	280,000
Cash paid for taxes on exercises/vesting of stock-based compensation	(487)	(110)
Net cash provided by financing activities	206,153	406,738
Effect of exchange rate changes on cash, net	(76)	165
Net increase in cash equivalents and restricted cash	106,356	22,163
Cash, cash equivalents and restricted cash at beginning of year	45,146	22,983
Cash, cash equivalents and restricted cash at end of year	$151,502	$45,146
Supplemental Cash Flow Disclosure
Cash paid for taxes, net of refunds	$1,858	$1,140
Cash paid for interest	$49,825	$4,180
Accrued capital expenditures	$5,025	$-
Deferred financing costs from issuance of common stock	$31,013	$-
Tax receivable agreement included in other long-term liabilities	$16,775	$-

Non-GAAP Financial Measures and Key Metrics
In order to conform with SEC rules consistent with concepts in Article 11 of Regulation S-X for non-GAAP reporting, Franchise Group will no longer report synergies and other acquisition costs as part of Pro Forma Adjusted EBITDA. The Company expects to continue to report Adjusted EBITDA in the same format as it has in the past and will provide Supplemental Information that reflects cost synergies and other acquisition impacts as discussed below. The specific amounts included in each measure are fully discussed in detail below under “Non-GAAP Financial Measures and Key Metrics.”

Adjusted EBITDA and Supplemental Information are financial measures that are not prepared in accordance with GAAP. Management believes the presentation of these measures is useful to investors as supplemental measures in evaluating the aggregate performance of our operating businesses and in comparing our results from period to period because they exclude items that we do not believe are reflective of our core or ongoing operating results. These measures are used by our management to evaluate performance and make resource allocation decisions each period. Adjusted EBITDA is also the primary operating metric used in the determination of executive management's compensation. Adjusted EBITDA should not be considered in isolation or as a substitute for net income or other income statement information prepared in accordance with GAAP and our presentation of these non-GAAP measures may not be comparable to similarly titled measures used by other companies.

Management defines and calculates Adjusted EBITDA as net income (loss) before interest, income taxes, depreciation and amortization adjusted for certain non-core or non-operational items related to executive severance and related costs, stock-based compensation, shareholder litigation costs, corporate governance costs, accrued judgements and settlements, net of estimated revenue, store closures, rebranding costs, acquisition costs, inventory fair value step up amortization and prepayment penalty on early debt repayment. Adjusted EBITDA and Supplemental Information are financial measures that are not prepared in accordance with GAAP.

Below is a reconciliation of Net Income/(Loss) to Adjusted EBITDA for the three months and full fiscal year ended December 26, 2020.

	For the Three Months Ended December 26, 2020
(In thousands)	Buddy's	Liberty	American Freight	Vitamin Shoppe	Corporate	Total
Net income (loss)	$4,107	$(16,152)	$(8,967)	$8,211	$8,598	$(4,204)
Add back:						-
Interest expense	$2,272	$(6)	$15,366	$479	$(1)	18,110
Income tax expense (benefit)	$-	$(246)	$-	$(104)	$(14,060)	(14,409)
Depreciation and amortization charges	$1,102	$3,172	$1,930	$5,085	$-	11,289
Total Adjustments	$3,374	$2,920	$17,296	$5,460	$(14,061)	14,989
EBITDA	$7,481	$(13,232)	$8,329	$13,670	$(5,463)	10,785
Adjustments to EBITDA
Executive severance and related costs	$70	$116	$301	$(40)		446
Stock based compensation		$132	$187		$2,801	3,120
Shareholder litigation costs				$(717)	$500	(217)
Corporate compliance costs		$33	$127			159
Prepayment penalty on early debt repayment	$223		$3,234			3,458
Accrued judgments and settlements		$585	$12			597
Store closures / Related Costs			$34	$(127)		(93)
Rebranding costs			$4,217			4,217
Acquistion costs	$1		$326		$942	1,268
ROU Impairment				$2,895		2,895
Integration / Related Costs			$1,073	$25		1,097
Inventory fair value step up amortization			$1,091			1,091
Total Adjustments to EBITDA	$294	$865	$10,601	$2,036	$4,243	18,039
Adjusted EBITDA	$7,774	$(12,367)	$18,931	$15,706	$(1,220)	$28,823

	For the Fiscal Year Ended December 26, 2020
(In thousands)	Buddy's	Liberty	American Freight	Vitamin Shoppe	Corporate	Total
Net income (loss)	$2,285	$18,080	$(29,295)	$(7,371)	$43,455	$27,154
Add back:						-
Interest expense	$15,029	$4,977	$69,988	$11,971	$(214)	101,751
Income tax expense (benefit)		$661	$(1,714)	$(104)	$(56,814)	(57,970)
Depreciation and amortization charges	$5,661	$10,391	$5,897	$40,289	$1	62,238
Total Adjustments	$20,690	$16,029	$74,170	$52,156	$(57,026)	106,020
EBITDA	$22,975	$34,109	$44,876	$44,785	$(13,571)	133,174
Adjustments to EBITDA
Executive severance and related costs	$278	$717	$658	$4,707	$0	6,360
Stock based compensation		$561	$465		$8,458	9,484
Shareholder litigation costs				$(431)	$1,006	575
Corporate compliance costs		$253	$543			796
Prepayment penalty on early debt repayment	$3,273		$4,604	$875		8,752
Accrued judgments and settlements		$1,407	$63	$(1,708)		(238)
Store closures / Related Costs			$62	$530		592
Rebranding costs			$8,725			8,725
Acquistion costs	$330		$11,289	$5,531	$435	17,584
ROU Impairment				$2,895		2,895
Integration / Related Costs			$2,678	$25		2,703
Inventory fair value step up amortization			$15,677	$20,567		36,244
Total Adjustments to EBITDA	$3,881	$2,938	$44,764	$32,991	$9,900	94,474
Adjusted EBITDA	$26,856	$37,047	$89,640	$77,775	$(3,671)	$227,647

Supplemental Information: Cost Synergies and Acquisition Impacts
The following supplemental information reflects the estimated cost savings related to various management actions taken at our acquired businesses and other impacts of our acquisitions. It primarily presents the realized and unrealized cost synergies assuming such actions were taken as of December 29, 2019. The majority of the cost synergies or dis-synergies have been realized. Management believes this information is useful to investors as it provides relevant information regarding the status of the Company's transformation activities and the estimated impacts during the period. Reasonable estimates were made by considering the cost reductions from contract termination charges or modifications to achieve more favorable pricing, reductions in duplicative costs upon integration and optimization activities that reduce overall spend. As these amounts are estimates and certain activities have not been fully implemented, these amounts are subject to change. Management believes that there is a reasonable basis for its estimates and they fairly present the estimated effects of management actions related to the Company’s acquisitions.

	For the Three Months Ended December 26, 2020
(In thousands)	Buddy's	Liberty	American Freight	Vitamin Shoppe	Corporate	Total
Estimated realized and unrealized cost savings			$2,853			$2,853
Other acquisition-related compensation costs				2,309		2,309
	$-	$-	$2,853	$2,309	$-	$5,162

	For the Twelve Months Ended December 26, 2020
(In thousands)	Buddy's	Liberty	American Freight	Vitamin Shoppe	Corporate	Total
Estimated realized and unrealized cost savings			$25,597	$4,561	$(2,360)	$27,798
Other acquisition-related compensation costs				4,640		4,640
	$-	$-	$25,597	$9,201	$(2,360)	$32,438

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, projections, predictions, expectations, or beliefs about future events or results and are not statements of historical fact. Such statements may include statements regarding the Company’s results of operation and financial condition, its performance during the COVID-19 pandemic, and its strategy and outlook for fiscal 2021. Such forward-looking statements are based on various assumptions as of the time they are made, and are inherently subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are often accompanied by words that convey projected future events or outcomes such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate,” “intend,” “will,” “may,” “view,” “opportunity,” “potential,” or words of similar meaning or other statements concerning opinions or judgment of the Company or its management about future events. Although the Company believes that its expectations with respect to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance, or achievements of the Company will not differ materially from any projected future results, performance or achievements expressed or implied by such forward-looking statements. Actual future results, performance or achievements may differ materially from historical results or those anticipated depending on a variety of factors, many of which are beyond the control of the Company. We refer you to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Form 10-K for the fiscal year ended December 26, 2020, and comparable sections of the Company’s Quarterly Reports on Form 10-Q and other filings, which have been filed with the SEC and are available on the SEC’s website at www.sec.gov. All of the forward-looking statements made in this press release are expressly qualified by the cautionary statements contained or referred to herein. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on the Company or its business or operations. Readers are cautioned not to rely on the forward-looking statements contained in this press release. Forward-looking statements speak only as of the date they are made and the Company does not undertake any obligation to update, revise or clarify these forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:
Andrew F. Kaminsky
EVP & Chief Administrative Officer
Franchise Group, Inc.
akaminsky@franchisegrp.com
(914) 939-5161